EXHIBIT 32.2

CERTIFICATION OF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

The undersigned, David Patir, senior vice-president of Zion Oil & Gas, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's amended Quarterly Report on Form 10-QSB/A for the three months ended March 31, 2006 (the "Report").

The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 19th day of September, 2006.

/s/ David Patir
David Patir
Senior Vice-President